EXHIBIT (99)(a)

NEWS RELEASE
January 25, 2016
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported fourth quarter and year to date earnings results with highlights as follows:

Fourth quarter highlights:

•
Net earnings were $2.2 million or $0.40 basic net earnings per share and $0.39 diluted net earnings per share for the three months ended December 31, 2015, as compared to $1.8 million or $0.32 basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

•
Net earnings were $9.6 million or $1.73 basic net earnings per share and $1.72 diluted net earnings per share for the year ended December 31, 2015, as compared to $9.4 million or $1.67 basic net earnings per share and $1.66 diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $9.2 million or 0.88% of total assets at December 31, 2015, compared to $12.7 million or 1.2% of total assets at December 31, 2014.
•	Total loans increased $37.2 million to $689.1 million at December 31, 2015, compared to $651.9 million at December 31, 2014.
•	Core deposits were $801.2 million or 96.3% of total deposits at December 31, 2015, compared to $755.8 million or 92.8% of total deposits at December 31, 2014.
Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter earnings to an increase in net interest income, an increase in non-interest income and a decrease in non-interest expense, which were partially offset by a decrease in the credit to provision for loan losses.
Net interest income was $9.1 million for the three months ended December 31, 2015, compared to $8.7 million for the three months ended December 31, 2014.  The increase in net interest income was primarily due to a $243,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans, and a $164,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings and time deposits during the three months ended December 31, 2015, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $9.3 million for the three months ended December 31, 2015, compared to $9.4 million for the three months ended December 31, 2014.  The provision for loan losses for the three months ended December 31, 2015 was a credit of $210,000, as compared to a credit of $672,000 for the three months ended December 31, 2014.
Non-interest income was $3.5 million for the three months ended December 31, 2015, compared to $3.0 million for the three months ended December 31, 2014.  The increase in non-interest income is primarily attributable to a $576,000 increase in miscellaneous non-interest income and a $64,000 increase in mortgage banking income, which were partially offset by a $132,000 decrease in services charges and fees.  The $576,000 increase in miscellaneous non-interest income is primarily due to $263,000 in net MasterCard debit card incentives recognized in fourth quarter 2015 and a $237,000 decrease in net losses on other real estate owned properties for the three months ended December 31, 2015, as compared to the three months ended December 31, 2014.

Non-interest expense was $10.0 million for the three months ended December 31, 2015, compared to $10.9 million for the three months ended December 31, 2014.  The decrease in non-interest expense was primarily due to a $145,000 decrease in salaries and benefits expense, a $65,000 decrease in occupancy expense and a $708,000 decrease in other non-interest expense during the three months ended December 31, 2015, as compared to the three months ended December 31, 2014.  The decrease in other non-interest expenses is primarily due to $653,000 amortization expense incurred during the three months ended December 31, 2014 that was associated with North Carolina income tax credits purchased in 2014 that was not incurred in 2015.   The decrease in income tax credit amortization expense was partially offset by a $318,000 increase in consulting fees for the three months ended December 31, 2015, as compared to the three months ended December 31, 2014.  The increase in consulting fees is primarily due to expenses associated with the FDIC Consent Order (the "Order") issued in August 2015.  The Bank continues to make progress in addressing the issues identified in the Order and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order.
Year-to-date net earnings as of December 31, 2015 were $9.6 million, or $1.73 basic net earnings per share and $1.72 diluted net earnings per share, as compared to $9.4 million, or $1.67 basic net earnings per share and $1.66 diluted net earnings per share for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by a decrease in the credit to the provision for loan losses and an increase in non-interest expense, as discussed below.
Year-to-date net interest income as of December 31, 2015 was $35.2 million compared to $34.1 million for same period one year ago.  The increase in net interest income was primarily due to a $793,000 increase in loan interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a $803,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balance of FHLB borrowings and time deposits, which were partially offset by a $379,000 decrease in interest income on investment securities due to a decrease in the average outstanding balance of available for sale securities during the year ended December 31, 2015, as compared to the year ended December 31, 2014.   Net interest income after the provision for loan losses was $35.2 million for the year ended December 31, 2015, compared to $34.8 million for the year ended December 31, 2014.  The provision for loan losses for the year ended December 31, 2015 was a credit of $17,000, as compared to a credit of $699,000 for the year ended December 31, 2014.
Non-interest income was $13.3 million for the year ended December 31, 2015, compared to $12.2 million for the year ended December 31, 2014.  The increase in non-interest income is primarily attributable to a $1.5 million increase in miscellaneous non-interest income and a $326,000 increase in mortgage banking income, which were partially offset by a $463,000 decrease in service charges and fees.  The $1.5 million increase in miscellaneous non-interest income is primarily due to $245,000 in net gains on other real estate owned properties for the year ended December 31, 2015, as compared to $622,000 in net losses and write-downs on other real estate owned properties for the year ended December 31, 2014 combined with a $282,000 increase in debit card income for the year ended December 31, 2015, as compared to the year ended December 31, 2014 and $263,000 in net MasterCard debit card incentives recognized in fourth quarter 2015.
Non-interest expense was $35.8 million for the year ended December 31, 2015, as compared to $35.7 million for the year ended December 31, 2014.  The increase in non-interest expense was primarily due to a $755,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees and annual salary increases, which was partially offset by a $685,000 decrease in other non-interest expenses during the year ended December 31, 2015, as compared to the year ended December 31, 2014.  The decrease in other non-interest expenses is primarily due to $870,000 amortization expense incurred during 2014 that was associated with North Carolina income tax credits purchased in 2014.
Total assets were $1.0 billion as of December 31, 2015 and 2014.  Available for sale securities were $268.5 million as of December 31, 2015, compared to $281.1 million as of December 31, 2014.  Total loans were $689.1 million as of December 31, 2015, compared to $651.9 million as of December 31, 2014.

Non-performing assets declined to $9.2 million or 0.88% of total assets at December 31, 2015, compared to $12.7 million or 1.2% of total assets at December 31, 2014.  The decline in non-performing assets is due to a $2.3 million decrease in non-accrual loans and a $1.3 million decrease in other real estate owned properties.  Non-performing loans include $8.1 million in commercial and residential mortgage loans, $146,000 in acquisition, development and construction ("AD&C") loans and $181,000 in other loans at December 31, 2015, as compared to $6.6 million in commercial and residential mortgage loans, $3.9 million in AD&C loans and $251,000 in other loans at December 31, 2014.  The allowance for loan losses at December 31, 2015 was $9.6 million or 1.4% of total loans, compared to $11.1 million or 1.7% of total loans at December 31, 2014.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.
Deposits amounted to $832.2 million as of December 31, 2015, compared to $814.7 million at December 31, 2014.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $45.4 million to $801.2 million at December 31, 2015, as compared to $755.8 million at December 31, 2014.  Certificates of deposit in amounts of $250,000 or more totaled $26.9 million at December 31, 2015, as compared to $47.9 million at December 31, 2014.  The decrease in certificates of deposit in amounts of $250,000 or more is attributable to a $7.1 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit which was expected as part of the Bank's pricing strategy to allow maturing high cost certificates of deposit to roll-off.
Securities sold under agreements to repurchase were $27.9 million at December 31, 2015, as compared to $48.4 million at December 31, 2014.  This decrease is primarily due to a customer transferring $13.0 million from securities sold under agreements to repurchase to a non-interest bearing demand account in December 2015.
Shareholders' equity was $104.9 million, or 10.1% of total assets, as of December 31, 2015, compared to $98.7 million, or 9.5% of total assets, as of December 31, 2014.  This increase is primarily due to an increase in retained earnings due to net income, which was partially offset by a decrease in common stock due to 102,050 shares of common stock repurchased during 2015 under the Company's stock repurchase program implemented in September 2014.
Peoples Bank operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  Peoples Bank also operates loan production offices in Lincoln and Durham Counties.  The Company's common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol "PEBK."

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company's other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company's annual report on Form 10-K for the year ended December 31, 2014.

CONSOLIDATED BALANCE SHEETS
December 31, 2015 and December 31, 2014
(Dollars in thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$29,194	$51,213
Interest-bearing deposits	10,569	17,885
Cash and cash equivalents	39,763	69,098

Investment securities available for sale	268,530	281,099
Other investments	3,636	4,031
Total securities	272,166	285,130

Mortgage loans held for sale	4,149	1,375

Loans	689,091	651,891
Less: Allowance for loan losses	(9,589)	(11,082)
Net loans	679,502	640,809

Premises and equipment, net	16,976	17,000
Cash surrender value of life insurance	14,546	14,125
Accrued interest receivable and other assets	11,379	12,957
Total assets	$1,038,481	$1,040,494

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$244,231	$210,758
NOW, MMDA & savings	431,052	407,504
Time, $250,000 or more	26,891	47,872
Other time	130,001	148,566
Total deposits	832,175	814,700

Securities sold under agreements to repurchase	27,874	48,430
FHLB borrowings	43,500	50,000
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	9,449	8,080
Total liabilities	933,617	941,829

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,510,538 shares at 12/31/15 and
5,612,588 shares at 12/31/14	46,171	48,088
Retained earnings	53,183	45,124
Accumulated other comprehensive income	5,510	5,453
Total shareholders' equity	104,864	98,665

Total liabilities and shareholders' equity	$1,038,481	$1,040,494

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2015 and 2014
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$8,082	$7,749	$31,098	$30,305
Interest on due from banks	5	23	26	65
Interest on investment securities:
U.S. Government sponsored enterprises	657	697	2,616	2,995
State and political subdivisions	1,135	1,163	4,600	4,677
Other	81	85	326	378
Total interest income	9,960	9,717	38,666	38,420

INTEREST EXPENSE:
NOW, MMDA & savings deposits	109	124	432	499
Time deposits	184	264	870	1,188
FHLB borrowings	441	516	1,735	2,166
Junior subordinated debentures	105	98	402	389
Other	11	12	45	45
Total interest expense	850	1,014	3,484	4,287

NET INTEREST INCOME	9,110	8,703	35,182	34,133
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	(210)	(672)	(17)	(699)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,320	9,375	35,199	34,832

NON-INTEREST INCOME:
Service charges	1,149	1,307	4,647	4,961
Other service charges and fees	214	188	931	1,080
Gain on sale of securities	-	-	-	266
Mortgage banking income	320	256	1,130	804
Insurance and brokerage commissions	170	180	714	701
Miscellaneous	1,651	1,075	5,890	4,352
Total non-interest income	3,504	3,006	13,312	12,164

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,602	4,747	18,285	17,530
Occupancy	1,710	1,775	6,288	6,251
Other	3,711	4,419	11,205	11,890
Total non-interest expense	10,023	10,941	35,778	35,671

EARNINGS BEFORE INCOME TAXES	2,801	1,440	12,733	11,325
INCOME TAXES	613	(376)	3,100	1,937

NET EARNINGS	$2,188	$1,816	$9,633	$9,388

PER SHARE AMOUNTS
Basic net earnings	$0.40	$0.32	$1.73	$1.67
Diluted net earnings	$0.39	$0.32	$1.72	$1.66
Cash dividends	$0.08	$0.06	$0.28	$0.18
Book value	$19.03	$17.58	$19.03	$17.58

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2015 and 2014
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$261,512	$272,768	$266,830	$287,371
Loans	687,592	648,355	669,628	631,025
Earning assets	951,843	962,515	952,251	949,537
Assets	1,043,587	1,054,504	1,038,594	1,036,486
Deposits	819,638	824,706	816,628	808,399
Shareholders' equity	105,122	98,452	106,644	96,877

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.99%	3.83%	3.94%	3.84%
Return on average assets	0.83%	0.68%	0.93%	0.91%
Return on average shareholders' equity	8.26%	7.32%	9.03%	9.69%
Shareholders' equity to total assets (period end)	10.10%	9.48%	10.10%	9.48%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$10,420	$12,344	$11,082	$13,501
Provision for loan losses	(210)	(672)	(17)	(699)
Charge-offs	(668)	(718)	(1,844)	(2,637)
Recoveries	47	128	368	917
Balance, end of period	$9,589	$11,082	$9,589	$11,082

ASSET QUALITY:
Non-accrual loans			$8,432	$10,729
90 days past due and still accruing			17	-
Other real estate owned			739	2,016
Total non-performing assets			$9,188	$12,745
Non-performing assets to total assets			0.88%	1.22%
Allowance for loan losses to non-performing assets			104.36%	86.95%
Allowance for loan losses to total loans			1.39%	1.70%

LOAN RISK GRADE ANALYSIS:
			Percentage of Loans
			By Risk Grade
			12/31/2015	12/31/2014
Risk Grade 1 (excellent quality)			1.66%	2.18%
Risk Grade 2 (high quality)			24.40%	22.30%
Risk Grade 3 (good quality)			53.64%	50.76%
Risk Grade 4 (management attention)			14.26%	16.54%
Risk Grade 5 (watch)			3.26%	4.62%
Risk Grade 6 (substandard)			2.53%	3.30%
Risk Grade 7 (doubtful)			0.00%	0.00%
Risk Grade 8 (loss)			0.00%	0.00%

At December 31, 2015, including non-accrual loans, there were five relationships exceeding $1.0 million in the Watch risk grade (which totaled $10.6 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.3 million). There were two relationship with loans in both the Watch and Substandard risk grades, which exceeded $1.0 million for loans in both risk grades combined.

(END)